EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into effective as of the 1st day of May, 2011, (the “Effective Date”) by and between COLOMBIA CLEAN POWER & FUELS, INC., a Nevada corporation, (the “Company”) and JAMES FLORES (the “Employee”).

WITNESSETH:

WHEREAS, the Company desires to hire the Employee as Chief Financial Officer and desires to have the benefit of the Employee’s full-time efforts and services; and

WHEREAS, the Company believes that it is appropriate and in the best interests of the Employee to provide to the Employee the compensation and benefits set forth herein, and;

WHEREAS, the Company will be incepting a benefits program to implement the benefits set forth herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the Company and the Employee hereby mutually covenant and agree as follows:

1.           EMPLOYMENT.  The Company hereby agrees to employ the Employee and the Employee hereby agrees to serve the Company, on the terms and conditions set forth herein.

2.           TERM.  The employment of the Employee by the Company pursuant to the provisions of this Agreement shall commence on the Effective Date hereof and shall continue until this Agreement is terminated by either party hereto as set forth in Section 6 hereof.

3.           LOCATION. The Employee shall be stationed in Bogota, Colombia.

4.           POSITIONS AND DUTIES.  The Employee shall serve as the Chief Financial Officer of the Company, reporting directly to the Chief Executive Officer. The Employee shall perform such services commensurate with being CFO of a public company subject to the reporting obligations of Section 13 of the Exchange Act, including commensurate services for any subsidiary of the Company.  In connection with the foregoing position, the Employee shall have such specific duties, responsibilities and authority as may from time to time be assigned by the Chief Executive Officer or the Board of Directors (the “Board”).  The Employee agrees to work exclusively for the Company during the term of this Agreement, unless written approval is granted by the Company.

5.           COMPENSATION AND RELATED MATTERS.

(a)           Base Salary.  The Company shall pay to the Employee $250,000 per annum beginning May 1, 2011, in accordance with the Company’s standard payroll policy (as in effect from time to time).  The monthly base salary shall be prorated for any partial month in which this Agreement is terminated or during which the Employee is entitled to receive compensation under this Agreement.

(b)           Bonus. The Company will establish a bonus plan during the year in which milestones will be put in place such that the Employee will have the ability to earn a bonus of up to 50% of base salary, prorated for partial years. This bonus may be paid in a combination of cash and stock options at the Company’s discretion.

(c)           Stock Options. As a signing bonus, the Employee shall receive options to purchase 400,000 shares of the Company’s common stock granted under the Company’s 2010 Equity Incentive Plan. The options shall have a five year term and shall be in the standard form of Stock Option Agreement issued by the Company. The options shall have a three year vesting period, with 25 % vesting immediately and 25% vesting on the next three anniversaries of the signing of this Employment Agreement. 200,000 of the options shall have a strike price at the greater of $2.50 per share or a 10% premium to the last recorded trade of the Company’s common stock on the date prior to the signing of this Employment Agreement by both parties hereto. The other 200,000 of the options shall have a strike price at the greater of $5.00 per share or a 10% premium to the last recorded trade of the Company’s common stock on the date prior to the signing of this Employment Agreement by both parties.

(d)           Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services hereunder, including all expenses for travel on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established from time to time by the Company.  Expenses in excess of $1,000 shall be preapproved by the Company.  As a condition for reimbursement of expenses, the Employee shall provide such supporting information and documentation as the Company may reasonably request in accordance with company policy and the requirements of the Internal Revenue Code.

(e)           Housing Allowance. The Employee shall be given a non-accountable housing allowance of $5,000 per month for any months in which the Employee is located outside the continental United States. Storage costs will be reimbursed by the company.

(f)           Moving Allowance. The Employee shall receive a one-time payment of $20,000 which shall be considered a non-accountable moving expense. An equal amount shall be paid to the employee upon his return to the U.S.

(g)           Vacation Travel Expense. The Employee shall be entitled to two round-trip tickets to anywhere in the continental US per annum, either for his personal use or the use of anyone to whom he elects to gift the tickets.

(h)           Withholding Taxes. The Company may make any appropriate arrangements to deduct from all benefits provided hereunder any taxes reasonably determined to be required to be withheld by any government or government agency.  The Employee shall bear all taxes on benefits provided hereunder to the extent that no taxes are withheld, irrespective of whether withholding is required.

6.      Benefits. An Employee Benefit Package will be established including, but not limited to, PTO (vacation, holiday, sick leave), health benefits, and retirement package. The Employee will be granted full participation in such Employee Benefit Package.

7.           TERMINATION.

(a)            Termination by the Company.  The Employee’s employment with the Company may be terminated under the following conditions:

(i)           Termination for Death or Disability. The Employee’s employment with the Company shall terminate effective upon the date of the Employee’s death or Complete Disability (as defined below).

(ii)           Termination by the Company for Cause. The Company may terminate the Employee’s employment under this Agreement for Cause (as defined below). A notice of termination given pursuant to this Section 7(a)(ii) shall effect termination as of the date specified, or, in the event no such date is specified, on the date upon which the notice is given.

(iii)           Termination by the Company for Any Reason Other Than Cause. The Employee’s employment by the Company shall be “at will”, after a minimum term of one year. After the first anniversary of the signing of this Employment Agreement, the Company may terminate the Employee’s employment under this Agreement at any time, for any or no reason and with or without cause or advance notice.  This is the full and complete agreement between the Employee and the Company on this term. Although the Employee’s duties, title, compensation and benefits may change, the “at will” nature of the Employee’s employment relationship with the Company may only be modified in an express written agreement signed by the Employee and the President of the Company or the Board.

(b)           Termination by Mutual Agreement of the Parties. The Employee’s employment pursuant to this Agreement may be terminated at any time upon the mutual written agreement of the Employee and the Company. Any such termination of employment shall have the consequences specified in such writing.

(c)           Termination by the Employee. The Employee’s employment by the Company shall be “at will.”  The Employee shall have the right to resign or terminate the Employee’s employment at any time, with or without cause, notice or Good Reason.

(d)           Compensation Upon Termination.

(i)           With Cause or Employee’s Resignation Without Good Reason. If the Employee’s employment is terminated by the Company for Cause or the Employee resigns employment hereunder without Good Reason, then the Company shall pay the Employee’s base salary earned through the date of termination, and the Company shall thereafter have no further obligations to the Employee under this Agreement.

(ii)           Death or Complete Disability. If the Employee’s employment terminates as a result of death or Complete Disability, then the Company shall pay the Employee’s base salary earned through the date of termination.  The Company shall thereafter have no further obligations to the Employee under this Agreement.

(iii)           Without Cause or Upon Good Reason. If the Company terminates the Employee’s employment without Cause or the Employee resigns for Good Reason, then the Company shall pay the Employee’s base salary through the date of termination.  In addition, the Company shall provide the Employee with the following severance benefits:

1.           The Company shall continue to pay the Employee’s base salary as in effect on the date of termination until the end of the twelve (12) month period following the termination of the Employee’s employment (the “Severance Payment”).

2.           Assuming the Employee timely and accurately elects to continue his health insurance benefits, if any, under COBRA, the Company shall reimburse his for the COBRA expenses he pays on behalf of himself until the earliest of: (i) the twelve (12) month period following the employment termination date, (ii) the expiration of the Employee’s continuation coverage under COBRA or (iii) the date the Employee becomes covered by the health insurance benefits of a subsequent employer.

(iv)           Following a Change in Control. If within eighteen (18) months following a Change in Control (as defined below), the Company terminates the Employee’s employment without Cause or the Employee resigns for Good Reason, then the Employee shall receive the benefits set forth in Section 7(d)(iii), except that: (i) the Severance Payments under Section 7(d)(iii)(1) shall be paid in one lump sum.

(v)           Termination Certification and General Release.  Notwithstanding the foregoing, the Employee shall receive none of the severance payments or benefits set forth under Sections 6(d)(iii) or (iv) unless the Employee furnishes the Company with an effective waiver and release of claims (the “Certification and Release”) in a form acceptable to the Company and substantially as attached hereto as Exhibit A, which is incorporated herein. If the President or a majority of the Board determines in good faith that the Employee has breached any provision of his Proprietary Information (as defined below) or Sections 8 or 9 pertaining to Inventions, or any provision of this Agreement or the Certification and Release, the Company shall be excused from the obligation to provide any remaining severance benefits under Section 7(d)(iii) or (iv) and is entitled to full recovery of any severance amounts already provided to the Employee.

(e)           Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

(i)           Complete Disability.  “Complete Disability” shall mean the inability of the Employee to perform the Employee’s duties under this Agreement because the Employee has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force.  In the event the Company has no policy of disability income insurance covering employees of the Company in force when the Employee becomes disabled, the term “Complete Disability” shall mean the inability of the Employee to perform the Employee’s duties under this Agreement by reason of any incapacity, physical or mental, which the President and/or Board, based upon medical advice or an opinion provided by a licensed physician acceptable to the President and/or Board, determines to have incapacitated the Employee from satisfactorily performing all of the Employee’s usual services for the Company for a period of at least one hundred twenty (120) days during any twelve (12) month period (whether or not consecutive).  Based upon such medical advice or opinion, the determination of the President and/or Board shall be final and binding and the date such determination is made shall be the date of such Complete Disability for purposes of this Agreement.

(ii)           Cause.  “Cause” for the Company to terminate Employee’s employment hereunder shall mean the occurrence of one or more of the following, as reasonably determined by the President and/or Board:  (i) the final conviction of Employee of, or Employee’s plea of guilty or nolo contendere to, any felony or a crime involving dishonesty, fraud, or moral turpitude; (ii) the indictment of Employee for any felony or a crime involving dishonesty, fraud, or moral turpitude which, in the reasonable good-faith judgment of the Board, has materially damaged, or could materially damage, the reputation of the Company or would materially interfere with the performance of services by the Employee; (iii) the willful commission of fraud, nonincidental misappropriation, embezzlement, or other dishonest act by Employee against the Company; (iv) Employee’s use of illegal drugs or alcohol on the Company’s premises, Employee’s use of illegal drugs or alcohol having an adverse effect on the performance of the Employee’s duties hereunder, or Employee’s use of illegal drugs or alcohol which, in the reasonable good-faith judgment of the Board, has materially damaged, or could materially damage, the reputation of the Company; (v) Employee’s willful failure, negligence, or gross misconduct in the performance of his duties to the Company; (vi) Employee’s malfeasance in the performance of his duties hereunder; (vii) Employee’s nonfeasance in the performance of his duties hereunder not cured within ten (10) business days after notice of such nonfeasance; (viii) Employee’s failure to follow a written order which is both legal and reasonable; or (ix) Employee’s breach of this Agreement not cured within ten (10) business days after notice of such breach.

(iii)           Good Reason. “Good Reason” for the Employee to terminate his employment hereunder shall mean the occurrence of one or more of the following, without the Employee’s express written consent and for which the Employee has given the Company express written notice within thirty (30) days following such occurrence and the Company has had thirty (30) days to cure such occurrence:  (i) a significant reduction in the Employee’s duties, position or responsibilities relative to the duties, position or responsibilities in effect immediately prior to such reduction; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when, following a Change of Control, he remains an Employee in a division or subsidiary of the acquirer that contains the Company’s business) shall not constitute Good Reason for the Employee to terminate his employment; (ii) a greater than fifteen percent (15%) reduction in the Employee’s base salary as in effect immediately prior to such reduction; or (iii) a relocation of the Employee’s principal workplace by more than 60 miles.

(f)           Exclusive Remedy. The rights, remedies and payments set forth in this Section 6 shall be the exclusive rights, remedies and payments available to the Employee upon termination of this Agreement and the Employee’s employment hereunder.  Such rights remedies and payments shall supersede and replace any and all rights and remedies under state or federal law.  The Company may deduct any amounts the Employee owes the Company at the time of the Employee’s termination of employment from any Severance Payments.

8.           NONDISCLOSURE OF PROPRIETARY INFORMATION.  Recognizing that the Company is presently engaged, and may hereafter continue to be engaged, in the research and development of processes, the manufacturing of products or performance of services, which involve experimental and inventive work and that the success of its business depends upon the protection of the processes, products and services by patent, copyright or by secrecy and that the Employee has had, or during the course of his engagement may have, access to Proprietary Information, as hereinafter defined, of the Company or other information and data of a secret or proprietary nature of the Company which the Company wishes to keep confidential and the Employee has furnished, or during the course of his engagement may furnish, such information to the Company, the Employee agrees that:

(a)           “Proprietary Information” shall mean any and all methods, inventions, improvements or discoveries, whether or not patentable or copyrightable, and any other information of a similar nature related to the business of the Company disclosed to the Employee or otherwise made known to his as a consequence of or through his engagement by the Company (including information originated by the Employee) in any technological area previously developed by the Company or developed, engaged in, or researched, by the Company during the term of the Employee’s engagement, including, but not limited to, trade secrets, processes, products, formulae, apparatus, techniques, know-how, marketing plans, data, improvements, strategies, forecasts, customer lists, and technical requirements of customers, unless such information is in the public domain to such an extent as to be readily available to competitors;

(b)           The Employee acknowledges that the Company has exclusive property rights to all Proprietary Information and the Employee hereby assigns all rights he might otherwise possess in any Proprietary Information to the Company.  Except as required in the performance of his duties to the Company, the Employee will not at any time during or after the term of his engagement, which term shall include any time in which the Employee may be retained by the Company as a consultant, directly or indirectly use, communicate, disclose or disseminate any Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company, its products, customers, processes and services, including information relating to testing, research, development, manufacturing, marketing and selling;

(c)           All documents, records, notebooks, notes, memoranda and similar repositories of, or containing, Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company or its operations and activities made or compiled by the Employee at any time or made available to his prior to or during the term of his engagement by the Company, including any and all copies thereof, shall be the property of the Company, shall be held by his in trust solely for the benefit of the Company, and shall be delivered to the Company by his on the termination of his engagement or at any other time on the request of the Company; and

(d)           The Employee will not assert any rights under any inventions, copyrights, discoveries, concepts or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by his prior to his being engaged by the Company or during the term of his engagement if based on or otherwise related to Proprietary Information.

9.           ASSIGNMENT OF INVENTIONS.

(a)           For purposes of this Section 8, the term “Inventions” shall mean discoveries, concepts, and ideas, whether patentable or copyrightable or not, including but not limited to improvements, know-how, data, processes, methods, formulae, and techniques, as well as improvements thereof or know-how related thereto, concerning any past, present or prospective activities of the Company which the Employee makes, discovers or conceives (whether or not during the hours of his engagement or with the use of the Company’s facilities, materials or personnel), either solely or jointly with others during his engagement by the Company or any affiliate and, if based on or related to Proprietary Information, at any time after termination of such engagement.  All Inventions shall be the sole property of the Company, and Employee agrees to perform the provisions of this Section 9 with respect thereto without the payment by the Company of any royalty or any consideration therefore other than the regular compensation paid to the Employee in the capacity of an employee or consultant.

(b)           The Employee hereby assigns to the Company all of his rights to such Inventions, and to applications for United States and/or foreign letters patent or copyrights and to United States and/or foreign letters patent or copyrights granted upon such Inventions.

(c)           The Employee shall acknowledge and deliver promptly to the Company, without charge to the Company, but at its expense, such written instruments (including applications and assignments) and do such other acts, such as giving testimony in support of the Employee’s inventorship, as may be necessary in the opinion of the Company to obtain, maintain, extend, reissue and enforce United States and/or foreign letters patent and copyrights relating to the Inventions and to vest the entire right and title thereto in the Company or its nominee.  The Employee acknowledges and agrees that any copyright developed or conceived of by the Employee during the term of Employee’s employment which is related to the business of the Company shall be a “work for hire” under the copyright law of the United States and other applicable jurisdictions.

(d)           No provisions of this Section shall be deemed to limit the restrictions applicable to the Employee under Section 8.

(e)           No provisions of this Section shall be deemed or construed to require the Employee to assign to the Company any rights or intellectual property with respect to any invention which is created by the Employee entirely on his own time.

10.           SHOP RIGHTS.  The Company shall also have the royalty-free right to use in its business, and to make, use and sell products, processes and/or services derived from any inventions, discoveries, concepts and ideas, whether or not patentable, including but not limited to processes, methods, formulas and techniques, as well as improvements thereof or know-how related thereto, which are not within the scope of Inventions as defined in Section 8 but which are conceived or made by the Employee during the period he is engaged by the Company or with the use or assistance of the Company’s facilities, materials or personnel.

11.           REMEDIES. The Employee hereby acknowledges and agrees that a breach of the agreements contained in this Agreement will cause irreparable harm and damage to the Company, that the remedy at law for the breach or threatened breach of the agreements set forth in this Agreement will be inadequate, and that, in addition to all other remedies available to the Company for such breach or threatened breach (including, without limitation, the right to recover damages), the Company shall be entitled to injunctive relief for any breach or threatened breach of the agreements contained in this Agreement.

12.           ARBITRATION.  Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  The place of arbitration shall be San Francisco, California, or Marin County, California.  The arbitrators shall have no authority to award punitive or other damages not measured by the prevailing party’s actual damages, except as may be required by statute.  The prevailing party shall be entitled to an award of reasonable attorney fees.  Each party shall bear its own costs and expenses and an equal share of the arbitrators’ and administrative fees of arbitration.

13.           SUCCESSORS.  This Agreement and all rights of the Employee shall inure to the benefit of and be enforceable by the Employee’s personal or legal representatives, estates, executors, administrators, heirs and beneficiaries.  In the event of the Employee’s death, all amounts payable to the Employee under this Agreement shall be paid to the Employee’s surviving spouse, or the Employee’s estate if the Employee dies without a surviving spouse.  This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting company or other entity to which all or substantially all of the business and assets of the Company shall be transferred whether by merger, consolidation, transfer or sale.  This Agreement shall not be assignable by the Employee.

14.           ENFORCEMENT.  The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

15.           AMENDMENT.  This Agreement may not be amended during its term, except by written instrument executed by the Company and the Employee.

16.           SURVIVABILITY.  The provisions of Sections 8, 9, 10, 11, 12, and 18 shall survive termination of this Agreement.

17.           ENTIRE AGREEMENT.  This Agreement sets forth the entire agreement between the Employee and the Company with respect to the subject matter hereof, and supersedes all prior oral or written agreements, negotiations, commitments and understandings with respect thereto, including, but not limited to, any prior consulting agreement(s), whether written or oral.

18.           GOVERNING LAW.  This agreement shall be governed by and interpreted in accordance with the laws of the State of California without giving effect to the provisions, principles, or policies thereof relating to choice or conflicts of laws.  The parties acknowledge that this Agreement evidences a transaction involving interstate commerce. The United States Arbitration Act shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this Agreement.

19.           NOTICE.  Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received, and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to:

Company:	Colombia Clean Power & Fuels Inc. 245 Sir Francis Drake Boulevard San Anselmo, CA 94960 Attn: Daniel Carlson, CFO

Employee:	James Flores 14727 MacDuff Drive Noblesville, IN 46062

or to such other address as the Company shall have given to the Employee or, if to the Employee, to such address as the  Employee shall have given to the Company.

20.           NO WAIVER.  No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

21.           HEADINGS.  The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

22.           COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has executed this Employment Agreement the respective day and year set forth below.

“COMPANY”

Colombia Clean Power & Fuels, Inc.

Date: April 14, 2011	By:	/s/ Daniel Carlson
Daniel Carlson, Chief Financial Officer

“EMPLOYEE”

Date: April 12, 2011	By:	/s/ James Flores
James Flores

Exhibit A

TERMINATION CERTIFICATION AND GENERAL RELEASE

Certification

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Colombia Clean Power & Fuels, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further agree that, in compliance with Section 8, Nondisclosure of Proprietary Information, of the Agreement, I will preserve as confidential all Proprietary Information (as defined in the Agreement) or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further certify that I have complied with all the terms of Section 9, Assignment of Inventions, of the Employment Agreement dated March 1, 2011, with the Company (the “Agreement”), incorporated herein by this reference.

General Release.

In consideration for my employment as provided in the Agreement, I hereby release and forever discharge the Company and its predecessors, successors, partners, assigns, employees, shareholders, owners, officers, directors, agents, attorneys, subsidiaries, divisions, and affiliates, (jointly referred to as “Released Parties”) from any and all claims, demands, causes of action, obligations, damages, attorneys’ fees, costs and liabilities of any nature whatsoever, whether or not now known, suspected or asserted, which I may have or claim to have against the Released Parties relating in any manner to my employment with the Company and/or the termination of such employment, and hereby covenant not to assert such claims through a lawsuit, an administrative proceeding or otherwise.  This general release includes, but is not limited to, claims arising under federal, state or local laws prohibiting employment discrimination or claims arising out of any legal restrictions on the Company’s rights to terminate its employees, including without limitation of the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991, as amended; and the Americans with Disabilities Act of 1990, as amended.

I waive all rights under Section 1542 of the Civil Code of California.  That section reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Notwithstanding the provisions of Section 1542 or any similar law of any other state, and to provide a full and complete release of Released Parties, I expressly acknowledge that this Termination Certification and General Release is intended to include, without limitation, all claims which I do not know or suspect to exist in my favor at the time of execution of this document, and that the Severance Payments (as defined in the Agreement) as agreed upon in the Agreement completely extinguishes all such claims.

Date: ___________________________________

Signature

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